                                                                  Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration statements on Form S-8 (File Nos. 333-12247, 333-64637), and on Form S-3 (File No. 333-22979) of Level 8 Systems, Inc. of our report dated March 31, 1999 which is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

Washington, D.C.
April 1, 1999